UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2010
(Date of earliest event reported: November 30, 2010)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive, Suite 206
Solana Beach, California, 92075
(Address of principal executive offices, zip code)

(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

On November 30, 2010, the Board of Directors extended E. Jamie Schloss' employment agreement by four months to expire on April 30, 2011. The agreement also provides for Mr. Schloss to receive 16,667 shares of Andora Energy common stock in lieu of $10,000 of salary, unless Surge elects to pay said amount in cash. The agreement also provides for Mr. Schloss to have the right, but not the obligation, to convert his cash loans which currently total $47,000 and which may be increased over time into Andora shares at $.60 per Andora share.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

10.1	Amended to Employment Agreement of E. Jamie Schloss dated November 30, 2010.*
______________
*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
	By:	/s/ E. Jamie Schloss
Date: December 3, 2010		E. Jamie Schloss, Chief Executive Officer